INDEPENDENT ACCOUNTANT'S CONSENT

To the Board of Directors and Stockholders
Aptimus Incorporated

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 21, 2004 relating to the financial statements and related schedules of Aptimus, Incorporated for the three periods ending December 31, 2003, which appear in the December 31, 2003 annual report on Form 10-K of Aptimus Incorporated.

We also consent to the reference as Experts in the Prospectus and in the Registration Statement.


/S/ Moss Adams LLP

Seattle, Washington
March 31, 2004